Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We  consent  to  the  reference  to  our  firm  under  the  captions  "Financial
Highlights" and "Independent Auditors and Reports to Shareholders" and to the use of our report on Kemper Small Cap Relative Value Fund, dated November 15, 1999, and Kemper U.S. Growth and Income Fund, dated November 18, 1999, in the Registration Statement (Form N-1A) of Kemper Securities Trust and its incorporation by reference in the related Prospectus and Statement of Additional Information of Kemper Equity Funds/Value Style, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 6 to the Registration Statement under the Securities Act of 1933 (File No. 333-42335) and in this Amendment No. 7 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-08393).



                                             /s/ERNST & YOUNG LLP
                                             ERNST & YOUNG LLP


Chicago, Illinois
January 28, 2000